Exhibit 10.1

Memorandum of Understanding

Regarding Investment

17 March, 2023

AERWINS Technologies Inc. (“AERWINS”) and OUTSOURCING Inc. (“OSI”) hereby agree on the terms of this memorandum of understanding (“MoU”) as follows.

WHEREAS, AERWINS is planning to establish a joint venture “Lootah Aerwins Aviation Ltd.” (provisional name) at Duja Tower, office 8, Shk Zayed Road- Dubai -UAE (provisional address) by itself or through its subsidiary A.L.I. Technologies, together with investment by Vault Investments LLC (“Vault”), (“JVC”).

1.	OSI will invest in the JVC up to three hundred million yen if the following conditions are fulfilled:

1) The JVC is established with the investment of AERWINS, Vault, and OSI.

2) The terms and conditions of the shareholders’ agreement or the investment agreement has been negotiated between AERWINS, Vault, and OSI, and it has been executed (“Definitive Agreement”).

3) In the Definitive Agreement, Vault must be obligated to invest in the JVC.

4) If OUTSOURCING Inc. becomes obligated to invest three hundred million yen in accordance with the above, the currency of this investment and base date for the exchange rate shall be determined in the Definitive Agreement.

5) If the above conditions are not fulfilled by 30 April 2023, including in case where OSI is unable to agree on a Definitive Agreement before 30 April 2023 and the parties are unable to enter into a Definitive Agreement, this MoU shall cease to be effective and OSI shall have no obligation to invest.

2.	This MoU shall take effect on the date first above written and shall remain effective until 30 April 2023.

3.

Unless a Definitive Agreement is executed, OSI shall not be obligated to invest in the JVC. This MoU shall be governed by and construed in accordance with the laws of Japan without regard to conflict of law principles. All disputes in connection with this MoU shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of The Japan Commercial Arbitration Association. The place of the arbitration shall be Tokyo, Japan.

4.	This MoU may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

AERWINS Technologies Inc.

Signature:	/s/ Shuhei Komatsu
Name: Shuhei Komatsu

OUTSOURCING Inc.

Signature:	/s/ Masashi Fukushima
Name: Masashi Fukushima